FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2005

AVI BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Oregon	0-22613	93-0797222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

One S.W. Columbia, Suite 1105

Portland, OR 97258

(Address of principal executive offices)

(503) 227-0554

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

AVI BioPharma, Inc. (Nasdaq: AVII), on November 14, 2005 announced that it had entered into definitive agreements with several institutional investors for the purchase of  6,941,715 shares of its common stock at $3.26 per share in a direct equity placement for gross proceeds to the company of $22,630,000. The company also entered into a definitive common stock purchase warrant with its placement agent as partial compensation for services rendered in connection with the offering.  The warrants are exercisable for 485,920 shares at $5.00 per share, commencing May 14, 2006 and ending on May 14, 2010. The sale of the 6,941,715 shares of common stock and the issuance of the warrant closed November 14, 2005.  Effective the same date, the company entered into a letter agreement with its placement agent, Rodman & Renshaw, Inc.  A copy of that agreement is attached and incorporated by reference in Exhibit 1.1

The securities are being sold pursuant to the company’s effective shelf registration statement.

Rodman & Renshaw, Inc., acted as the exclusive placement agent on the transaction. The placement agent will receive a sales commission of 7% of the amount raised, expense reimbursement of $15,000 and a Purchase Warrant equal to 7% of the number of shares sold in the offering up to 485,920 shares.

As part of the transaction the Company entered into a Securities Purchase Agreement and common stock Purchase Warrant containing customary representations and warranties and undertakings regarding the securities issued.

Item 7.           Regulation FD Disclosure

The information set forth above is incorporated by reference herein.

Item 8.           Other Events

The information set forth above is incorporated by reference herein.

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Item 9. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                  Exhibits

1.1                                 Letter Agreement dated November 14, 2005.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on November 18, 2005.

AVI BioPharma, Inc.

By:	/s/ ALAN P. TIMMINS

Alan P. Timmins
President and Chief Operating Officer (Principal Operating Officer)

EXHIBIT INDEX

Exhibit No.	Document Description

1.1	Letter Agreement dated November 14, 2005